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                                                                   EXHIBIT 10.12

                            CONVEYANCE OF ADJUSTABLE
                        TERM OVERRIDING ROYALTY INTEREST

         This Conveyance of Adjustable Term Overriding Royalty Interest (this "Conveyance"), is by and between Brigham Oil & Gas, L.P., a Delaware limited partnership (the "Grantor"), and ECT Merchant Investments Corp., a Delaware corporation ("ECT Merchant") and Joint Energy Development Investments II Limited Partnership, a Delaware limited partnership ("JEDI-II and, together with ECT Merchant, the "Grantee").

                                   RECITALS:

         1. Brigham Exploration Company ("Brigham Parent") and Chase Bank of Texas, National Association, as Trustee, have entered into an Indenture dated as of August 20, 1998, as amended by a First Amendment to Indenture dated as of March 26, 1999, and a Second Amendment to Indenture dated as of even date herewith (as amended, the "Indenture"), pursuant to which Brigham Parent issued certain Notes (as defined in the Indenture).

         2. In accordance with the terms of the Indenture, Brigham Parent agreed to convey, and to cause its Subsidiaries to convey, to the Noteholders (as defined in the Indenture), Term ORRI's (as defined below), as an absolute assignment, and not as collateral, such conveyance to be made pursuant to one or more Term ORRI Conveyances (as defined in the Indenture).

         3. This Conveyance constitutes one of the Term ORRI Conveyances contemplated by the Indenture.

                                   ARTICLE I.

                                 DEFINED TERMS

         Section 1. Defined Terms and References. Reference is hereby made to the Indenture for all purposes. Unless otherwise defined herein, all capitalized terms used herein shall have the meaning attributed to such term in the Indenture. In addition, as used in this Conveyance, the following capitalized terms shall have the following meanings:

         "Accrued PIK Amount" means, as of any particular day, the aggregate dollar amount of all accrued interest on the Notes, that has been paid in kind (and not in cash) as of such day in accordance with the Indenture.

         "Applicable Percentage" shall mean, with respect to any Subject Reserves, Grantor's actual net revenue interest (expressed as a percentage) in the production of oil, gas and/or other minerals in, under and/or that may be produced from any Subject Reserves, (including without limitation any net revenue interest attributable to an overriding royalty interest or acquired by virtue of a third party



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nonconsent election in any drilling, completion or other operation), subject to the agreements and other matters set out in Exhibit B hereto, and the rights afforded third parties (which are not affiliates or Subsidiaries of Brigham Parent) thereunder.

         "Brigham Parent" is defined in the Recitals.

         "Effective Date" shall mean 7:00 a.m. local time on February 17, 2000.

         "Hydrocarbon Interests" means all rights, titles and estates of Grantor in and to the oil and gas leases, oil, gas and mineral leases, or other liquid or gaseous hydrocarbon leases, mineral fee interests, overriding royalty and royalty interests, net profit interests and production payment interests identified on Exhibit A attached hereto or otherwise owned by Grantor, including any reserved or residual interest of whatever nature.

         "Indenture" is defined in the Recitals.

         "Marketing Terms and Conditions" shall have the meaning assigned to it in Section 4.1.

         "Non-Proved Reserves" means any category of oil and gas reserves other than Proved Reserves.

         "ORRI Hydrocarbons" shall have the meaning assigned to it in Section
4.1.

         "ORRI Percentage" shall be defined as follows:

                  (a) Until the occurrence of the Recalculation Event, the ORRI Percentage shall be four percent (4%).

                  (b)      Under circumstances more particularly described in
                           Section 2.3, effective from and after the occurrence of the Recalculation Event, the ORRI Percentage shall be adjusted downward to three percent (3%).

         "ORRI Term" means the period from the Effective Date to a date that is the earliest to occur of (a) the date on which there is a payment in full of the Accrued PIK Amount and all other Obligations under the Indenture or (b) the date on or after November 21, 2000, on which there is a payment in full of the Accrued PIK Amount.

         "Overproduced Position" shall mean a position that arises as a result of a party (and/or its predecessors in title) taking more production from a property than its ownership interest in such property would, but for a gas balancing or similar agreement, entitle it to take.

         "Permissible Charges" shall mean (i) all production, severance, ad valorem or similar taxes assessed against or measured by production and severance of ORRI Hydrocarbons or the value and (ii) with respect to each well not operated by the Grantor or any Affiliate thereof, the Term ORRI's allocable share of any reasonable post production expenses, costs, charges, and fees incurred in



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transporting, processing, gathering, treating, separating, dehydrating and marketing the Subject Reserves allocable to such well.

         "PDNP Reserves" shall mean proved, developed, non-producing oil and gas reserves, as determined in conformity with the guidelines in effect from time to time as promulgated by the Society of Petroleum Engineers or its successor association.

         "PDP Reserves" shall mean proved, developed, producing oil and gas reserves, as determined in conformity with the guidelines in effect from time to time as promulgated by the Society of Petroleum Engineers or its successor association.

         "Proved Reserves" means PDP Reserves, PDNP Reserves and PUD Reserves.

         "PUD Reserves" shall mean proved, undeveloped oil and gas reserves, as determined in conformity with the guidelines in effect from time to time as promulgated by the Society of Petroleum Engineers or its successor association.

         "Recalculation Event" shall have the meaning assigned to it in Section 2.3.

         "Subject Reserves" means (a) any PDP Reserves and PDNP Reserves identified by Grantor or Brigham Parent (or any Subsidiary thereof) as of the date hereof as being produced or producible in paying quantities out of wells now located on the Hydrocarbon Interests as of the date hereof including those listed on the attached Exhibit A or (b) any PDP Reserves and PDNP Reserves identified by Grantor or Brigham Parent (or any Subsidiary thereof) following the date hereof and on or before December 31, 2000, as being produced or producible in paying quantities out of any well spudded or acquired by Grantor or Brigham Parent (or any Subsidiary thereof) on or before December 31, 2000,
(c) in the event only that Brigham Parent's Consolidated Interest Coverage Ratio calculated as of September 30, 2000 (in accordance with the Indenture), is less than 1.1 to 1.0, any PDP Reserves and PDNP Reserves identified by Grantor or Brigham Parent (or any Subsidiary thereof) following December 31, 2000 and on or before December 31, 2001, as being produced or producible in paying quantities out of any well spudded or acquired after December 31, 2000 but on or before December 31, 2001, and (d) in the cases of (a), (b) and (c), above, a sufficient interest in the Hydrocarbon Interests to afford Grantor or the Brigham Parent as applicable the right, prior to giving effect hereto or to any Term ORRI Conveyance, to secure the maximum authorized share of production that is allocable to PDP Reserves and, when applicable, PDNP Reserves found in each Subject Well. Under no circumstances, and notwithstanding any provision hereof to the contrary, shall the term "Subject Reserves" include (1) any PUD Reserves or any Non-Proved Reserves or (2) any PDP Reserves and/or PDNP Reserves beneficially or legally owned (whether in a vested or contingent manner) by a third party (which is not an Affiliate of the Brigham Parent) under or pursuant to any agreement or other matter disclosed in Exhibit B hereto, or (3) any PDP Reserves or PDNP Reserves identified by Brigham Parent or Grantor as a result of the deepening or sidetracking of a Subject Well after December 31, 2000 (in the event item (c) of the definition of Subject Reserves is not triggered) and after December 31, 2001, (in the event item (c) of the definition of Subject Reserves is triggered). Under no circumstances shall the term "Subject Reserves" include reserves that are not either producing or capable of producing (or being made in



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the case of PDNP Reserves to produce or capable of producing) in "paying quantities," as such term is defined under the Texas common law (regardless of the jurisdiction in which the subject Oil and Gas Properties are located).

         "Term ORRI" shall have the meaning assigned to it in Section 2.1.

         "Underproduced Position" shall mean a position that arises as a result of a party (and/or its predecessors in title) taking less production from a property than its ownership interest in such property would, but for a gas balancing or similar agreement, entitle it to take.

                                  ARTICLE II.

                              GRANTING PROVISIONS

         Section 2.1 Granting Clause. For a good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Grantor does hereby GRANT, BARGAIN, SELL, TRANSFER, ASSIGN, CONVEY, WARRANT and DELIVER, for and during the ORRI Term only, to each Grantee according to their Participations, an overriding royalty interest (collectively, the "Term ORRI") equal to the ORRI Percentage of the Applicable Percentage of each of the Subject Reserves.

         Section 2.2 Adjustment of the Term ORRI; Further Assurances. Upon the occurrence of the Recalculation Event, Grantor and Grantee agree, at Grantor's expense, to execute (or cause to be executed) any such instruments as may be necessary or appropriate in order to evidence of record in the appropriate filing jurisdictions that the ORRI Percentage has been adjusted.

         Section 2.3 Adjustment of ORRI Percentage. The ORRI Percentage shall be automatically decreased from four (4%) to three (3%) on the first to occur of the following (the "Recalculation Event"):

               (a) Brigham Parent sells common or preferred equity securities of Brigham Parent resulting in net proceeds received by Brigham Parent (after deducting all costs and expenses incurred in such sale) of at least $10,000,000;

               (b) Grantor and/or Brigham Parent acquires, in exchange for common or preferred equity securities of Brigham Parent, Oil and Gas Properties containing PDP Reserves and/or PDNP Reserves with a net present value, discounted at 10% per annum, of at least $10,000,000 (in Grantees' reasonable judgement); or



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               (c)  through a combination of (a) and (b) above, Brigham Parent and/or Grantor receives net proceeds and newly acquired Oil and Gas Properties, which (as valued above), total at least $10,000,000 in net present value;

provided that, on or before August 31, 2000, the Recalculation Event shall have closed and (a) Brigham Parent shall have received the $10,000,000 of cash and/or properties as provided above, and (b) either the Chief Financial Officer or President of Brigham Parent shall have delivered a certificate to Grantor to that effect.

         Section 2.4 Term. The Term ORRI shall automatically terminate at the end of the ORRI Term. Upon such event, Grantee shall execute such instruments as Grantor shall reasonably request to evidence such termination, and/or reassigning such Term ORRI, free and clear of all liens, encumbrances and other burdens created by, through or under Grantee.

         Section 2.5 Permissible Charges. The Term ORRI shall be free of any expense for exploration, drilling, development, operating, marketing and other costs incident to the production and sale of oil and gas other than Permissible Charges. Notwithstanding any provision hereof to the contrary, the Term ORRI shall not apply to (a) any oil, gas and/or other minerals as are (i) unavoidably lost in operations on or relating to the Subject Reserves or in marketing of oil, gas and/or other minerals from or attributable to the Subject Reserves, or (ii) consumed or utilized (e.g., as part of a re-injection program) in prudent operations conducted on the Subject Reserves with a reasonable expectation of increasing ultimate recovery of oil, gas and/or other minerals from the Subject Reserves; provided that, to the extent any oil, gas and/or other minerals utilized in operations conducted on the Subject Reserves are subsequently re-produced, the Term ORRI shall apply to such re-produced volumes.

         Section 2.6 Pooling Issues. Prior to the date hereof, certain of the Hydrocarbon Interests may have been pooled or unitized for the production of oil, gas and/or minerals and without the joinder of Grantee with respect to the Term ORRI, Grantor shall, from and after the date hereof, have the right and power to unitize, communitize or pool any portion or portions of the Term ORRI. If pursuant to any law, rule, regulation or order of any governmental body or official, any portion of the Hydrocarbon Interests is automatically or involuntarily pooled, communitized or unitized in any manner, the Term ORRI, insofar as it affects such Hydrocarbon Interests, shall also be pooled, communitized and unitized. With respect to each existing pool or unit, and with respect to each pool or unit in which the Term ORRI is hereafter included in accordance with the


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                           foregoing, the Term ORRI in each portion of the
                           Hydrocarbon Interests included in such pool or unit shall apply to the portion of production from such pool or unit which is attributable to such portion of the Hydrocarbon Interests under and by virtue of the applicable pooling, communitization and unitization agreements, designations and/or orders. Nothing in this Section 2.6 shall be construed to afford Grantee rights in PDP Reserves or PDNP Reserves identified in wells that are not now located on the Hydrocarbon Interests.


         Section 2.7 Renewals and Extensions. The Term ORRI shall apply to all renewals and extensions of any oil, gas and/or mineral lease, deed or any other interest included, in part or in whole, in the Subject Reserves.

         Section 2.8 Gas Imbalances. It is hereby recognized that certain of the Subject Reserves are or may be subject to Underproduced Positions. It is hereby further recognized and stipulated that the Term ORRI does and shall apply to the volumes of oil, gas or other hydrocarbons taken by Grantor in reducing or making up an Underproduced Position (which volumes and any make-up rights relating thereto shall for all purposes hereof be included within the Subject Reserves), whether the subject Underproduced Position arose before, or arises after, the Effective Date hereof.

         Section 2.9 Fee, Royalty and Similar Interests. It is hereby recognized that certain of the Hydrocarbon Interests may constitute or include (a) unleased mineral fee interests and unleased mineral rights or servitudes (the "Unleased Mineral Interests"), (b) mineral fee interests and mineral rights or servitudes that are owned by Grantor but subject to an existing oil, gas and/or mineral lease or similar agreement in favor of a third party or parties, which oil, gas and/or mineral lease or similar agreement entitles Grantor to be paid a royalty, either in kind or in money (the "Leased Mineral Interests"), and (c) perpetual or term royalty or overriding royalty interests carved out of and burdening a mineral fee, right, servitude or lease owned by a third party or third parties (the "Royalty Interests") (the Unleased Mineral Interests, the Leased Mineral Interests and the Royalty Interests are herein collectively called the "Non-Working Interest Properties"). It is hereby recognized and stipulated that the Term ORRI is payable out of and shall burden the Non-Working Interest Properties, to the extent they constitute Subject Reserves, just as it is payable out of and burdens the balance of the Hydrocarbon Interests. By way of example (and not by way of limitation):



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                  (i)      If Grantor owns an Unleased Mineral Interest that
                           constitutes a 50% undivided mineral fee interest in a particular tract of land, the Term ORRI payable relative to such tract of land would, until the occurrence of the Recalculation Event, be equal to and measured by an undivided 4% of 50% of the oil, gas and/or other minerals in, under and/or that may be produced from the subject tract of land;

                  (ii) If Grantor owns a Leased Mineral Interest that constitutes an undivided 50% mineral fee interest in a particular tract of land that is subject to a lease entitling Grantor to a 20% royalty interest, proportionately reduced, the Term ORRI payable relative to such tract of land would, until the occurrence of the Recalculation Event, be equal to and measured by an undivided 4% of 10% of the oil, gas and/or other minerals in, under and/or that may be produced from the subject tract of land; and

                  (iii) If Grantor owns a Royalty Interest that constitutes a 1/32nd nonparticipating royalty interest in a particular tract of land, the Term ORRI payable relative to such tract of land would, until the occurrence of the Recalculation Event, be equal to and measured by an undivided 4% of 1/32nd of the oil, gas and/or other minerals in, under and/or that may be produced from the subject tract of land.

         Section 2.10 Habendum Clause and Subrogation. TO HAVE AND TO HOLD the Term ORRI unto Grantee, its successors and assigns, during the ORRI Term. This Conveyance is made with full substitution and subrogation of Grantee in and to all covenants and warranties by others heretofore given or made.

                                  ARTICLE III.

                           ASSIGNMENTS AND TRANSFERS

         Section 3.1       Assignment and Transfer by Grantee. Subject to
                           Section 7.12(e) of the Indenture, nothing herein contained shall in any way limit or restrict the right of Grantee to sell, convey, assign, mortgage or otherwise dispose of the Term ORRI (including its rights, titles, interests, estates, remedies, powers and privileges appurtenant or incident to the Term ORRI under this Conveyance), in whole or in part.

         Section 3.2       Assignment and Transfer by Grantor.


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         (A) In the event any of the Subject Reserves are sold, farmed out or otherwise transferred by the Grantor in a bona fide transaction with a third-party that is not an Affiliate of Grantor, the Term ORRI conveyed herein in the Subject Reserves so sold, farmed out or otherwise transferred shall automatically terminate and merge into the interest so sold, farmed-out or otherwise transferred upon the final closing of such transaction; provided that the Grantor pays or otherwise affords to Grantee, in accordance with their Participations, (a) the ORRI Percentage of all net cash proceeds or other consideration received (or credited) to Grantor as a result of such transaction, to the extent only such net cash proceeds are allocable to the Subject Reserves out of which the subject Term ORRI is carved and (b) the ORRI Percentage of the Applicable Percentage secured by (in a contemporaneous exchange of properties) or reserved to (e.g., in the form of an override or back-in) Grantor as a result of such transaction, to the extent only the properties exchanged or the interests reserved are allocable to the Subject Reserves out of which the subject Term ORRI is carved. Where requested by the purchaser, farmee, exchange counterparty or transferee, Grantee shall join in any instrument of sale, farm-out, exchange or transfer.

         (B) In the event any of the Hydrocarbon Interests not constituting Subject Reserves at the time of sale, farm-out or other transfer (the "NonSubject Reserves") are sold, farmed out, or otherwise transferred by the Grantor in a bona fide transaction with a third party that is not an affiliate of Grantor, the Term ORRI conveyed herein in the NonSubject Reserves so sold, farmed-out or otherwise transferred shall automatically terminate and merge into the interest so sold, farmed-out or otherwise transferred upon the final closing of such transaction; and the Grantee shall not be entitled to any of the cash proceeds or other consideration received by Grantor on account of the sale, farm-out or other transfer (either as an Applied Payment or otherwise). When requested by the purchaser, farmee or transferee on NonSubject Reserves, Grantee shall join in any instrument of sale, farm-out exchange or transfer.


                                  ARTICLE IV.

          MARKETING OF ORRI HYDROCARBONS AND DISTRIBUTION OF PROCEEDS

         Section 4.1 Nature of Marketing Arrangements. Grantor shall have the obligation to market, or cause to be marketed, the oil, gas and other minerals attributable to the Term ORRI (the "ORRI Hydrocarbons") on behalf of and for the account of Grantee in arm's-length transactions with purchasers who are not Affiliates, on the same terms upon which Grantor markets its own Subject Reserves from the same Subject Well. Grantor shall have no express or implied obligation to sell or otherwise to market or render marketable or more valuable the ORRI Hydrocarbons on any terms better or otherwise different than those pursuant to which it sells, markets or renders marketable or more valuable its own Subject Reserves from the same Subject Well. As to any third parties, all acts of Grantor in marketing the ORRI Hydrocarbons and all sales or other marketing agreements executed by Grantor in accordance herewith shall be binding on Grantee and the Term ORRI; it being understood that the right and obligation to



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                           market the ORRI Hydrocarbons is at all times vested
                           in Grantor, and Grantee does not have any such right or obligation or any possessory interest in all or part of the ORRI Hydrocarbons. Accordingly, it shall not be necessary for Grantee to join in any production sales or marketing agreements or any amendments to existing production sales or marketing agreements.

         Section 4.2 Distribution of Funds. Until notified by Grantee to the contrary, Grantor shall receive all payments for (or on account of) ORRI Hydrocarbons and shall, on or before the last day of each calendar month, distribute any such payments received during the previous calendar month, net only of Permissible Charges, to Agent, on behalf of and for further distribution to Grantee, by wire transfer to such account(s) or location(s) as Agent may direct from time to time in writing. Any monies received by Agent for or on account of ORRI Hydrocarbons shall constitute trust funds in Agent's hands. Except as provided otherwise in the Indenture, Grantee shall have the right at all times, upon thirty (30) days' written notice sent to Grantor, to begin receiving payment for (or on account of) all ORRI Hydrocarbons directly from the purchasers thereof or from any other parties obligated to make payment therefor. In the event Grantee exercises its right to receive payment for (or on account of) ORRI Hydrocarbons directly, Grantor shall immediately cause to be prepared and executed such division orders, transfer orders, or instructions in lieu thereof, as Grantee (or any third party) may reasonably require from time to time to cause payments to be made directly to Grantee; in the event that, for any reason, Grantee cannot (or does not) receive such payments directly, the same shall be collected by Grantor and shall constitute trust funds in Grantor's hands, to be immediately paid over to Grantee by wire transfer to such account or location as Grantee may direct from time to time in writing (or by such other form of transfer reasonably specified by Grantee).

         Section 4.3 Notification to Production Purchasers. ANY AND ALL PURCHASERS OF ORRI HYDROCARBONS SHALL HAVE THE RIGHT TO ASSUME THAT THE TERM ORRI IS STILL VALID AND EXISTING - CALCULATED UTILIZING AN ORRI PERCENTAGE OF 4% UNTIL THE OCCURRENCE OF THE RECALCULATION EVENT - UNTIL SUCH TIME AS SUCH PURCHASER IS NOTIFIED IN WRITING BY GRANTEE TO BEGIN MAKING PAYMENTS ON SOME OTHER BASIS. UNTIL RECEIVING SUCH WRITTEN NOTIFICATION, ALL PURCHASERS OF PRODUCTION SHALL CONTINUE MAKING PAYMENTS IN ACCORDANCE WITH THE FOREGOING ASSUMPTIONS (AND OTHERWISE IN ACCORDANCE WITH




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                           THE DIRECTIVES SET OUT IN SECTION 4.2 HEREOF), AND
                           SHALL NOT PLACE THE FUNDS IN SUSPENSE.

         Section 4.4 Ad Valorem and Severance Taxes. For so long as Grantor is receiving payments and making distributions on account of ORRI Hydrocarbons to Grantee under Section 4.2 hereof, Grantor shall, as an administrative convenience to Grantee and to the extent only that funds are on hand on account of sales of ORRI Hydrocarbons, timely pay and discharge
                           (a) all ad valorem taxes assessed against the Subject Reserves (or the Hydrocarbon Interests directly allocable thereto, including the Term ORRI) or any part thereof, and (b) all production, severance, excise and other taxes assessed against, or measured by, the ORRI Hydrocarbons or the value, or proceeds, of the ORRI Hydrocarbons (the "Taxes"). Grantor shall have the right to net Taxes payable under this and any other Term ORRI Conveyance on account of the Term ORRI and the ORRI Hydrocarbons hereunder and thereunder against amounts otherwise distributable on account of the sale of ORRI Hydrocarbons under this and any other Term ORRI Conveyance. Nothing contained in this Section 4.4 shall, however, create a personal obligation on the part of Grantor to pay any Taxes on behalf of Grantee to the extent amounts in the possession of Grantee on account of the ORRI Hydrocarbons are insufficient to cover the payment of Taxes on account of the Term ORRI and/or the ORRI Hydrocarbons. Without limitation of the generality of the foregoing, in the event that, in Grantor's reasonable discretion, distributions owing to Grantee will be insufficient to fully cover any ad valorem or similar Taxes allocable to the Term ORRI, Grantee agrees to pay the difference to the appropriate taxing authority within twenty (20) days after receipt from Grantor of the applicable ad valorem or similar Tax assessment. Grantor shall have the right to offset against any distributions owing or to become owing to Grantee the full amount of any Taxes so paid on behalf of Grantee. In the event Grantee elects pursuant to Section 4.2 hereof to receive payment on account of ORRI Hydrocarbons directly, it shall be responsible to pay all Taxes allocable to the Term ORRI directly, for its own account.


                                   ARTICLE V.

                              COVENANTS OF GRANTOR

         Grantor hereby covenants for the benefit of Grantee that Neither Brigham Parent or Grantor, will allow any Subsidiary to transfer any assets to Quest Resources LLC or Venture Acquisitions, L.P.



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                                  ARTICLE VI.

                            MISCELLANEOUS PROVISIONS

         Section 6.1 Further Assurances. Grantor agrees to execute and deliver to Grantee, and, to the extent it is reasonably within Grantor's power to do so, to cause any third parties to execute and deliver to Grantee, all such other and additional instruments and to do all such further acts and things as may be necessary or appropriate to more fully vest in and assure to Grantee all of the rights, titles, interests, remedies, powers and privileges herein granted or intended so to be, Grantee agrees to execute and deliver to Grantor all such other and additional instruments and to do all such further acts and things as may be necessary or appropriate to more fully vest in and assure to Grantor all of the rights, titles, interests, remedies, powers and privileges herein granted or intended so to be.

         Section 6.2 Termination. Upon Grantor's request, Grantee will confirm to Grantor in writing reasonably acceptable to Grantor the occurrence of the Recalculation Event and the termination of the Term ORRI (as to all or any one or more Hydrocarbon Interests).

         Section 6.3 No Waiver. The failure of any party to insist upon strict performance of a covenant hereunder or of any obligation hereunder, irrespective of the length of time for which such failure continues, shall not be a waiver of such party's right to demand strict compliance in the future. No consent or waiver, express or implied, to or of any breach or default in the performance of any obligation hereunder shall constitute a consent or waiver to or of any other breach or default in the performance of the same or any other obligation hereunder.

         Section 6.4 Applicable Law. THIS CONVEYANCE AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS, BE GOVERNED BY AND INTERPRETED, CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, EXCEPT TO THE EXTENT THE LAWS OF ANY STATE IN WHICH ANY PART OF THE HYDROCARBON INTERESTS IS LOCATED NECESSARILY, GOVERNS WITH RESPECT TO SUCH PART OF THE HYDROCARBON INTERESTS LOCATED IN SUCH STATE.

         Section 6.5 Severability. Every provision in this Conveyance is intended to be severable. If any term or provision hereof is determined to be invalid, illegal or unenforceable for any reason whatsoever, such invalidity, illegality or unenforceability shall not affect the validity, legality and enforceability of the remainder of this Conveyance.

         Section 6.6 No Personal Liability of Grantee/Indemnities. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS CONVEYANCE, GRANTEE SHALL NEVER PERSONALLY BE RESPONSIBLE FOR PAYMENT OF ANY PART OF THE COSTS, EXPENSES OR LIABILITIES INCURRED IN CONNECTION WITH THE EXPLORING, DEVELOPING, OPERATING, OWNING AND/OR MAINTAINING OF THE HYDROCARBON INTERESTS. GRANTOR AGREES TO INDEMNIFY AND HOLD GRANTEE AND ITS DIRECTORS, OFFICERS, EMPLOYEES, REPRESENTATIVES, AGENTS AND AFFILIATES, HAS FROM AND AGAINST ALL SUCH COSTS, EXPENSES AND LIABILITIES (WITH SUCH INDEMNITY TO ALSO COVER ALL COSTS AND EXPENSES OF GRANTEE, INCLUDING REASONABLE LEGAL FEES AND EXPENSES, WHICH ARE INCURRED INCIDENT TO THE MATTERS INDEMNIFIED AGAINST); PROVIDED, HOWEVER; THAT PERMISSIBLE CHARGES SHALL, TO THE EXTENT THE SAME RELATE TO PERIODS AFTER THE EFFECTIVE DATE, NEVERTHELESS BE CHARGEABLE AGAINST THE TERM ORRI OR OTHERWISE PAYABLE AND/OR BORNE DIRECTLY BY GRANTEE UNDER CIRCUMSTANCES DESCRIBED HEREIN, AS AND TO THE EXTENT HEREIN PERMITTED. EXPRESSLY WITHOUT LIMITATION OF THE GENERALITY OF THE FOREGOING, GRANTOR HEREBY AGREES TO INDEMNIFY AND HOLD GRANTEE AND ITS DIRECTORS, OFFICERS, EMPLOYEES, REPRESENTATIVES, AGENTS AND AFFILIATES, HARMLESS FROM AND AGAINST ALL CLAIMS, DEMANDS, LIABILITIES, LOSSES, DAMAGES, COSTS AND EXPENSES (A) ARISING FROM ANY FAILURE OF GRANTOR TO PERFORM OR COMPLY WITH ANY OF THE PROVISIONS OF THIS CONVEYANCE, (B) ARISING OUT OF THE CONDITION OF THE HYDROCARBON INTERESTS (WHETHER KNOWN OR UNKNOWN, LATENT OR PATENT) ON, BEFORE OR AFTER THE DATE HEREOF, AND/OR (C) ARISING UNDER ANY ENVIRONMENTAL LAWS, WHETHER NOW IN EXISTENCE OR HEREINAFTER

                           ENACTED. THE INDEMNITIES AND HOLD HARMLESS
                           PROVISIONS CONTAINED IN THIS SECTION 7.6 SHALL APPLY WHETHER OR NOT THE INDEMNIFIED PARTY WAS WHOLLY OR PARTIALLY NEGLIGENT (OTHER THAN GROSSLY NEGLIGENT).

         Section 6.7 Counterparts. This Conveyance is being executed in several counterparts, all of which are identical, except that, to facilitate recordation, in certain counterparts hereof only that portion of Exhibit A which contains specific descriptions of the Hydrocarbon Interests located in the recording jurisdiction in which the counterpart is to be recorded shall be included, and all other portions of Exhibit A shall be included by reference only. All of such counterparts together shall constitute one and the same instrument. Complete copies of this Conveyance, containing the entire Exhibit A, have been retained by Grantor and Grantee.

         THIS CONVEYANCE IS EXECUTED this 17th day of February, 2000, and made effective as of the Effective Date.

                                       BRIGHAM OIL & GAS, L.P.

                                       By:  Brigham, Inc. a Nevada corporation,
                                            its General Partner

                                            By:
                                                -------------------------------
                                                Karen E. Lynch
                                                Vice President


ADDRESS OF GRANTOR:                         ADDRESS OF GRANTEE:
6300 Bridge Point Parkway                   1400 Smith Street
Austin, Texas 78730                         Houston, Texas 77002


This instrument prepared by:
Gray H. Muzzy
Bracewell & Patterson, L.L.P.
711 Louisiana
Houston, Texas 77002
(713) 221-1406

                                 ACKNOWLEDGMENT


STATE OF TEXAS                    )
                                  )
COUNTY OF HARRIS                  )

                                     KANSAS

         The foregoing instrument was acknowledged before me on February 17, 2000, by Karen Lynch, Vice President of Brigham, Inc., a Nevada corporation, as general partner of Brigham Oil & Gas, L.P., a Delaware limited partnership, on behalf of the corporation, as general partner of the limited partnership.

                                   LOUISIANA

         This instrument was acknowledged by me on February 17, 2000 by Karen Lynch, Vice President of Brigham, Inc., a Nevada corporation, as general partner of Brigham Oil & Gas, L.P., a Delaware limited partnership, on behalf of the corporation, as general partner of the limited partnership.

                                    MONTANA

         The foregoing instrument was acknowledged before me on February 17, 2000, by Karen Lynch, Vice President of Brigham, Inc., a Nevada corporation, as general partner of Brigham Oil & Gas, L.P., a Delaware limited partnership, on behalf of the corporation, as general partner of the limited partnership.

                                   NEW MEXICO

         The foregoing instrument was acknowledged before me on February 17, 2000, by Karen Lynch, Vice President of Brigham, Inc., a Nevada corporation, as general partner of Brigham Oil & Gas, L.P., a Delaware limited partnership, on behalf of the corporation, as general partner of the limited partnership.

                                    OKLAHOMA

         Before me, a Notary Public in and for said county and state, on this 17th day of February, 2000, personally appeared Karen Lynch, to me know to be the identical person who subscribed the name of the maker thereof to the foregoing instrument as Vice President of BRIGHAM, INC., as general partner of BRIGHAM OIL & GAS, L.P., a Delaware limited partnership, and acknowledged to me that she executed the same as her free and voluntary act and deed, and as the free and voluntary act and deed of such corporation for the uses and purposes therein set forth.

                                     TEXAS

         This instrument was acknowledged before me on February 17, 2000 by Karen E. Lynch, Vice President of BRIGHAM, INC., a Nevada corporation, as general partner of BRIGHAM OIL & GAS, L.P., a Delaware limited partnership, on behalf of such corporation, as general partner of the limited partnership.


                                       ----------------------------------------
                                       NOTARY PUBLIC IN AND FOR
                                       THE STATE OF TEXAS

                                       Notarial Seal:

                                   EXHIBIT A


            [Describe leases and wells - to be provided by Brigham]

                                   EXHIBIT B

                                  TITLES, ETC.

 (a) The rights and interests afforded Gasco Limited Partnership ("Gasco") and its successors and assigns under the terms of (i) that certain Expense Allocation and Participation Agreement dated as of April 1, 1996, by and between Gasco and Grantor, as heretofore and/or hereafter amended, expanded, supplemented, renewed and/or extended, and (ii) that certain Expense Allocation and Participation Agreement II dated as of April 1, 1997, by and between Gasco and Grantor, as heretofore and/or hereafter amended, expanded, supplemented, renewed and/or extended, and (iii) that certain Expense Allocation and Participation Agreement III dated as of March 1, 1998, by and between Gasco and Grantor, as heretofore amended, expanded, supplemented, renewed and/or extended.

(b) The rights and interests afforded Middle Bay Oil Company ("Middle Bay") and its successors and assigns under the terms of that certain Expense Allocation and Participation Agreement dated as of April 1, 1996, by and between Middle Bay and Grantor, as heretofore amended, modified, expanded, supplemented, renewed and/or extended.

(c) The rights and interests afforded Stephens Production Company ("Stephens") and its successors and assigns under the terms of that certain Anadarko Basin Joint Participation Agreement dated as of May 1, 1996, by and between Grantor and Stephens, as heretofore amended, modified, expanded, supplemented, renewed and/or extended.

(d) The rights and interests afforded Vintage Petroleum, Inc. ("Vintage") and its successors and assigns under the terms of that certain Anadarko Basin Joint Participation Agreement dated as of May 1, 1996, by and between Grantor and Vintage, as heretofore amended, modified, expanded, supplemented, renewed and/or extended.

(e) The rights and interests afforded Brigham-Duke (Delaware) LLC ("Duke") and its successors and assigns under the terms of that certain Joint Development Agreement dated as of February 17, 1999, by and between Duke and Grantor, as heretofore amended.

(f) The rights and interests, whether real or equitable, vested or contingent, afforded third parties under the terms of various farmout, exploration, joint participation and/or operating agreements, in existence as of the date hereof, under or in relation to which Grantor, Brigham Parent or any Subsidiary agrees to farm-out to one or more third party(ies) one or more Oil and Gas Property and/or undertakes with one or more third party(ies) the joint exploration and/or development of one or more Oil and Gas Properties (which rights and interests may include, without limitation, rights under Area of Mutual Interests agreements and rights in respect of forfeiture of all or a portion of Brigham Parent's interests in an Oil and Gas Property, or part thereof or interest therein, that is triggered by an election not to participate in a proposed operation; and

(g) consulting agreements in existence as of the date hereof, as same may have heretofore been amended, expanded, supplemented, renewed and/or extended, with third party geologists, landmen or other oil and gas industry participants who agree to perform services in return, in whole or in part, for an overriding royalty interest or other interest in or relating to any Oil and Gas Properties.